Exhibit  3:
                                   NBI,INC.
                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION


          We, the undersigned President and Secretary of NBI, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

          FIRST. The Board of Directors of the Corporation duly adopted resolutions containing the amendments to the Certificate of Incorporation of the Corporation set forth below, declaring such amendments to be advisable and calling for the consent of the stockholders of the Corporation to such amendment.

          SECOND. A majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendments at the Annual Meeting of Shareholders held on October 14, 1998. The amendments were in all respects duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          THIRD.    Article  FOURTH of the Certificate of Incorporation of the
Corporation  is  hereby  amended  to  read  in  its  entirety  as  follows:

           A. THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS TWENTY-FIVE MILLION (25,000,000) SHARES, CONSISTING OF TWENTY MILLION (20,000,000) SHARES OF COMMON STOCK WITH A PAR VALUE OF $0.01 PER SHARE (THE "COMMON STOCK"), AND FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $0.01 PER SHARE (THE "PREFERRED STOCK").

           B. THE BOARD OF DIRECTORS IS AUTHORIZED, SUBJECT TO LIMITATIONS PRESCRIBED BY LAW AND THE PROVISIONS OF THIS ARTICLE FOURTH, TO PROVIDE FOR THE ISSUANCE OF THE SHARES OF PREFERRED STOCK IN SERIES, AND BY FILING A CERTIFICATE PURSUANT TO THE APPLICABLE LAW OF THE STATE OF DELAWARE, TO ESTABLISH FROM TIME TO TIME THE NUMBER OF SHARES TO BE INCLUDED IN EACH SUCH SERIES, AND TO FIX THE DESIGNATION, POWERS, PREFERENCES AND RIGHTS OF THE SHARES OF EACH SUCH SERIES AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                1. THE NUMBER OF SHARES CONSTITUTING THAT SERIES AND THE DISTINCTIVE DESIGNATION OF THAT SERIES;

                2. THE DIVIDEND RATE ON THE SHARES OF THAT SERIES, WHETHER DIVIDENDS SHALL BE CUMULATIVE, AND, IF SO, FROM WHICH DATE OR DATES, WHETHER
DIVIDENDS SHALL BE PAYABLE IN CASH OR IN KIND, AND THE RELATIVE RIGHTS OF PRIORITY, IF ANY, OF PAYMENT OF DIVIDENDS ON SHARES OF THAT SERIES;

                3. WHETHER THAT SERIES SHALL HAVE VOTING RIGHTS, IN ADDITION TO THE VOTING RIGHTS PROVIDED BY LAW, AND, IF SO, THE TERMS OF SUCH VOTING RIGHTS;

               4. WHETHER THAT SERIES SHALL HAVE CONVERSION PRIVILEGES, AND, IF SO, THE TERMS AND CONDITIONS OF SUCH CONVERSION, INCLUDING PROVISION FOR ADJUSTMENT OF THE CONVERSION RATE IN SUCH EVENTS AS THE BOARD OF DIRECTORS SHALL DETERMINE;

              5.   WHETHER  OR  NOT  THE  SHARES  OF  THAT  SERIES  SHALL  BE
REDEEMABLE, AND, IF SO, THE TERMS AND CONDITIONS OF SUCH REDEMPTION, INCLUDING THE DATE OR DATES UPON OR AFTER WHICH THEY SHALL BE REDEEMABLE, AND THE AMOUNT PER SHARE PAYABLE IN CASE OF REDEMPTION, WHICH AMOUNT MAY VARY UNDER DIFFERENT CONDITIONS AND AT DIFFERENT REDEMPTION DATES;

              6. WHETHER THAT SERIES SHALL HAVE A SINKING FUND FOR THE REDEMPTION OR PURCHASE OF SHARES OF THAT SERIES, AND, IF SO, THE TERMS AND AMOUNT OF SUCH SINKING FUND;

              7. THE RIGHTS OF THE SHARES OF THAT SERIES IN THE EVENT OF VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION OR WINDING UP, OR MERGER, CONSOLIDATION, DISTRIBUTION OR SALE OF ASSETS OF THE CORPORATION, AND THE RELATIVE RIGHTS OF PRIORITY, IF ANY, OF PAYMENT OF SHARES OF THAT SERIES; AND

              8. ANY OTHER RELATIVE RIGHTS, PREFERENCES AND LIMITA-TIONS OF THAT SERIES. SHARES OF PREFERRED STOCK MAY BE AUTHO-RIZED AND ISSUED, IN AGGREGATE AMOUNTS NOT EXCEEDING THE TOTAL NUMBER OF SHARES OF PREFERRED STOCK AUTHORIZED BY THE CERTIFICATE OF INCORPORATION, FROM TIME TO TIME AS THE BOARD OF DIRECTORS OF THE CORPORATION SHALL DETERMINE AND FOR SUCH CONSIDERATION AS SHALL BE FIXED BY THE BOARD OF DIRECTORS.

          FOURTH. Article ELEVENTH of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jay H. Lustig, its President, and Marjorie A. Cogan, its Secretary, this 30th day of October, 1998.



                                              NBI,  INC.


                                    By:    /s/  Jay  H.  Lustig
                                    ------------------------
                             Jay  H.  Lustig,  Chief  Executive  Officer
ATTEST:

/s/  Marjorie  A.  Cogan
------------------------
Marjorie  A.  Cogan,  Secretary